Exhibit 1.1

EXECUTION VERSION

PLANET FITNESS, INC.

15,000,000 Shares of Class A Common Stock

Underwriting Agreement

March 8, 2017

J.P Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Certain stockholders of Planet Fitness, Inc., a Delaware corporation (the “Company”), named in Schedule 1 hereto (the “Selling Stockholders,” which shall include the Selling Stockholders identified on Schedule 1 hereto as Specified Selling Stockholders (each, a “Specified Selling Stockholder”)) propose to sell to J.P. Morgan Securities LLC (the “Underwriter”) an aggregate of 15,000,000 shares of Class A common stock of the Company (the “Shares”). The Shares will consist of (i) 4,790,758 issued and outstanding shares of Class A common stock held by certain investment funds affiliated with TSG Consumer Partners, LLC (the “Direct TSG Investors”), and (ii) 10,209,242 shares of Class A common stock that are issuable upon exchange for (x) limited liability company units (the “Holdings Units”) of Pla-Fit Holdings, LLC, a Delaware limited liability company (“Pla-Fit Holdings”), and (y) a corresponding number of shares of Class B common stock, par value $0.0001 per share (the “Class B Stock”), of the Company, held by certain holders of Holdings Units affiliated with TSG Consumer Partners, LLC (the “TSG Continuing LLC Owners”) and the Specified Selling Stockholders. The shares of Class A common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

As the managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings and, through Pla-Fit Holdings and its subsidiaries, conducts its business. The Company and Pla-Fit Holdings are collectively referred to herein as the “Planet Fitness Parties,” and each of the Company and Pla-Fit Holdings are sometimes individually referred to herein as a “Planet Fitness Party.”

Each Planet Fitness Party and the Selling Stockholders, severally and not jointly, hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on

Form S-3 (File No. 333-215317), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus filed with the Commission pursuant to Rule 424 under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 8, 2017 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 4:15 P.M., New York City time, on March 8, 2017.

2.    Purchase of the Shares by the Underwriter. (a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase at a price per share (the “Purchase Price”) of $20.44 from each of the Selling Stockholders the number of Shares set forth opposite their respective names in Schedule 1 hereto.

(b)    The Selling Stockholders understand that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Selling Stockholders acknowledge and agree that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter.

(c)    Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders (with respect to the Specified Selling Stockholders, by the Attorneys-in-Fact on behalf of such Specified Selling Stockholders) or any of them to the Underwriter at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on March 14, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Selling Stockholders (with respect to the Specified Selling Stockholders, by the Attorneys-in-Fact on behalf of such Specified Selling Stockholders) may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

(d)    Each Planet Fitness Party and Selling Stockholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Planet Fitness Parties and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Planet Fitness Parties, the Selling Stockholders or any other person. Additionally, the Underwriter is not advising the Planet Fitness Parties, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Planet Fitness Parties and the Selling Stockholders shall consult with their own advisors concerning such matters, each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and the Underwriter shall have no responsibility or liability to the Planet Fitness Parties or the Selling Stockholders with respect thereto. Any review by the Underwriter of the Planet Fitness Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Planet Fitness Parties or the Selling Stockholders.

3.    Representations and Warranties of the Planet Fitness Parties. Each Planet Fitness Party represents and warrants, jointly and severally, to the Underwriter and the Selling Stockholders that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Planet Fitness Parties make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Planet Fitness Parties make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Planet Fitness Parties make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(d)    Emerging Growth Company. From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, as applicable, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Planet Fitness Parties make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(f)    Financial Statements. The financial statements (including the related notes thereto) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the entities indicated as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Planet Fitness Parties and their consolidated subsidiaries, as applicable, and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)    No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Stock upon exercise of stock options and warrants described as outstanding in, the grant of options and awards under equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of either Planet Fitness Party or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by either Planet Fitness Party on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Planet Fitness Parties and their subsidiaries taken as a whole; (ii) neither Planet Fitness Party nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Planet Fitness Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Planet Fitness Parties and their subsidiaries taken as a whole; and (iii) neither Planet Fitness Party nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Planet Fitness Parties and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(i)    Organization and Good Standing. Each Planet Fitness Party and each of its subsidiaries have been duly organized and are validly existing and in good standing (or the equivalent thereof with respect to the law of foreign countries, if applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (or the equivalent thereof with respect to the law of foreign countries, if applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (or the equivalent thereof with respect to the law of foreign countries, if applicable) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations or prospects of the Planet Fitness Parties and their subsidiaries taken as a whole or on the performance by the Planet Fitness Parties of their respective obligations under this Agreement (a “Material Adverse Effect”). The Planet Fitness Parties do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 6, 2017.

(j)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading

“Description of capital stock”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been effectively waived or satisfied; except as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in either Planet Fitness Party or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of such Planet Fitness Party or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by each Planet Fitness Party will have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Planet Fitness Parties, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those under the senior credit facility of Pla-Fit Holdings, as described in the Registration Statement, the Pricing Disclosure Package and Prospectus (the “Senior Credit Facility”).

(k)    Equity Awards. To the knowledge of each Planet Fitness Party, except as would not be material to the Company and its Subsidiaries taken as a whole, with respect to any equity or equity-based awards (the “Equity Awards”) granted pursuant to the equity compensation plans of either Planet Fitness Party and its subsidiaries (the “Equity Compensation Plans”), (i) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors or board of managers of the applicable Planet Fitness Party (or a duly constituted and authorized committee thereof) and any required stockholder or member approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Equity Compensation Plans and any applicable laws or regulatory rules or requirements, including the rules of The New York Stock Exchange and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the applicable Planet Fitness Party.

(l)    Due Authorization. Each Planet Fitness Party has full right, power and authority to execute and deliver this Agreement, and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each Planet Fitness Party.

(n)    [Reserved].

(o)    The Shares. The Shares to be sold by the Direct TSG Investors hereunder have been duly authorized by the Company and duly and validly issued, fully paid and nonassessable and conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Shares to be issued to, and sold by, the TSG Continuing LLC Owners and the Specified Selling Stockholders have been duly authorized and, when issued and delivered upon exchange of Holdings Units and a corresponding number of shares of Class B Stock, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such Shares will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)    No Violation or Default. Neither Planet Fitness Party nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Planet Fitness Party or any of its subsidiaries is a party or by which such Planet Fitness Party or any of its subsidiaries is bound or to which any of the property or assets of such Planet Fitness Party or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to such Planet Fitness Party or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Planet Fitness Party or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)    No Conflicts. The execution, delivery and performance by each Planet Fitness Party of this Agreement, the issuance of Shares by the Company to the TSG Continuing LLC Owners and the Specified Selling Stockholders in connection therewith and the consummation by each Planet Fitness Party of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either Planet Fitness Party or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Planet Fitness Party or any of its subsidiaries is a party or by which either Planet Fitness Party or any of its subsidiaries is bound or to which any of the property or assets of either Planet Fitness Party or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of either Planet Fitness Party or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to such Planet Fitness Party or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Planet Fitness Party or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each Planet Fitness Party of this Agreement, the issuance of Shares by the Company to the TSG Continuing LLC Owners and the Specified Selling Stockholders in connection therewith and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act; (ii) such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or made; and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter.

(s)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which either Planet Fitness Party or any of its subsidiaries is or, to either Planet Fitness Party’s knowledge, may be a party or to which any property of either Planet Fitness Party or any of its subsidiaries is or, to either Planet Fitness Party’s knowledge, may be the subject that, individually or in the aggregate, if determined adversely to either Planet Fitness Party or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and (i) to the knowledge of the Planet Fitness Parties, other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; (ii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (iii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)    Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company, Pla-Fit Holdings and their respective subsidiaries, is an independent registered public accounting firm with respect to the Company, Pla-Fit Holdings and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)    Title to Real and Personal Property. Each Planet Fitness Party and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to their respective businesses, in each case free and clear of all liens, encumbrances, defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by such Planet Fitness Party and its subsidiaries or materially affect the value of such property, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) exist under the Senior Credit Facility.

(v)    Title to Intellectual Property. Except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) each Planet Fitness Party and its subsidiaries own or possess the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Except as disclosed in the Pricing Disclosure Package and the Prospectus, each Planet Fitness Party and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(w)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among either Planet Fitness Party or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of either Planet Fitness Party or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x)    Investment Company Act. Each Planet Fitness Party is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)    Taxes. Each Planet Fitness Party and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be paid or filed through the date hereof, in each case except for such failures to pay or file that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against either Planet Fitness Party or any of its subsidiaries or any of their respective properties or assets.

(z)    Licenses and Permits. Each Planet Fitness Party and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither Planet Fitness Party nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, in each case, except where such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)    No Labor Disputes. No labor disturbance by or dispute with employees of either Planet Fitness Party or any of its subsidiaries exists or, to the knowledge of the Planet Fitness Parties, is threatened, and neither Planet Fitness Party is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)    Compliance with and Liability under Environmental Laws. (i) Each Planet Fitness Party and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to either Planet Fitness Party or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or to the knowledge of the Planet Fitness Parties, contemplated, against either Planet Fitness Party or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) neither Planet Fitness Party nor any of its subsidiaries is aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect, and (c) neither Planet Fitness Party nor any of its subsidiaries currently anticipates material capital expenditures relating to any Environmental Laws.

(cc)    Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by either Planet Fitness Party or any of its subsidiaries (or, to the knowledge of either Planet

Fitness Party and its subsidiaries, any predecessor) for whose acts or omissions either Planet Fitness Party or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by either Planet Fitness Party or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(dd)    Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that either Planet Fitness Party or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code)sponsors or maintains (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred (other than any such event for which the applicable 30-day notice period has been waived) with respect to any Plan; (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency with respect to any Plan; (v) no Plan is subject to Title IV of ERISA; and (vi) neither Planet Fitness Party nor any member of their Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (including for contributions to a plan or premiums to the PBGC) in respect of any plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(ee)    Disclosure Controls. Each Planet Fitness Party and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure. The Planet Fitness Parties and their subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)    Accounting Controls. Each Planet Fitness Party and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in any Planet Fitness Party’s internal controls (it being understood that the Planet Fitness Parties are not required as of the date hereof to comply with Section 404 of the Sarbanes Oxley Act of 2002). The auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Planet Fitness Parties’ ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Planet Fitness Parties’ internal controls over financial reporting.

(gg)    Insurance. Each Planet Fitness Party and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect each Planet Fitness Party and its subsidiaries and their respective businesses, except where the failure to carry such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither Planet Fitness Party nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)    No Unlawful Payments. Neither Planet Fitness Party nor any of its subsidiaries, nor any director or officer, to the knowledge of the Planet Fitness Parties, any employee, agent, controlled or controlling affiliate or other person associated with or acting on behalf of either Planet Fitness Party or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Planet Fitness Party and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)    Compliance with Anti-Money Laundering Laws. The operations of each Planet Fitness Party and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where either Planet Fitness Party or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either Planet Fitness Party or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Planet Fitness Parties, threatened.

(jj)    No Conflicts with Sanctions Laws. Neither Planet Fitness Party nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Planet Fitness Parties, any employee, agent, controlled or controlling affiliate or other person associated with or acting on behalf of either Planet Fitness Party or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is either Planet Fitness Party or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”). For the past five years, the Planet Fitness Parties and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)    No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of either Planet Fitness Party is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to either Planet Fitness

Party, from making any other distribution on such subsidiary’s capital stock, from repaying to either Planet Fitness Party any loans or advances to such subsidiary from either Planet Fitness Party or from transferring any of such subsidiary’s properties or assets to either Planet Fitness Party or any other subsidiary of either Planet Fitness Party.

(ll)    No Broker’s Fees. Neither Planet Fitness Party nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against either Planet Fitness Party or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)    No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require either Planet Fitness Party or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Planet Fitness Parties, the sale of the Shares by the Selling Stockholders hereunder.

(nn)    No Stabilization. Neither Planet Fitness Party has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(oo)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)    Statistical and Market Data. Nothing has come to the attention of either Planet Fitness Party that has caused such Planet Fitness Party to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)    Status Under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule and in any event prior to the Closing Date.

(ss)    No Ratings. There are no (and prior to the Closing Date, will not be) debt securities or preferred stock issued or guaranteed by either Planet Fitness Party or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

4.    Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders (or the Specified Selling Stockholders, as applicable), severally and not jointly, represents and warrants to the Underwriter and the Planet Fitness Parties that:

(a)    Authority; No Consents. Such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder, or, in the case of a Specified Selling Stockholder, such Specified Selling Stockholder has entered into a Power of Attorney (the “Power of Attorney”) and a Custody Agreement (the “Custody Agreement”) for the sale and delivery of the Shares to be sold by such Specified Selling Stockholder; and such Specified Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Specified Selling Stockholder hereunder; and this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Specified Selling Stockholder. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been already obtained or made or as may be required by FINRA, The New York Stock Exchange or under applicable securities law in connection with the purchase and distribution of the Shares by the Underwriter.

(b)    No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement (and, if such Selling Stockholder is a Specified Selling Stockholder, the Power of Attorney and the Custody Agreement), the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute applicable to such Selling Stockholder or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(c)    Title to Shares. Such Selling Stockholder (if such Selling Stockholder is a Specified Selling Stockholder, subject to the Power of Attorney and the Custody Agreement) has good and valid title to, or a valid “security entitlement” within the meaning of Section 8-102 of the New York Uniform Commercial Code, as amended (the “UCC”), in respect of, the Shares to be sold at the Closing Date by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date good and valid title to, or a valid “security entitlement” within the meaning of Section 8-102 of the UCC in respect of, the Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and such Selling Stockholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Shares maintained in a securities account on the books of DTC free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriter acquires its interest in the Shares it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the credit of such Shares to the securities account of the Underwriter maintained with DTC and payment therefor by the Underwriter, as provided herein, the Underwriter will have acquired a security entitlement to such securities, and no action based on any adverse claim may be asserted against the Underwriter with respect to such security entitlement.

(d)    No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)    Pricing Disclosure Package, Registration Statement and Prospectus. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 4(e) shall only apply to statements or omissions made in reliance upon and in conformity with information related to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein in connection with the disclosure required by Form S-3, it being understood that such information solely consists of (A) the name of such Selling Stockholder, (B) the information relating to such Selling Stockholder’s holdings of shares of Stock in the beneficial ownership table, (C) the information set forth in the applicable footnote relating to such Selling Stockholder under the beneficial ownership table and (D) the number of Shares to be offered by such Selling Stockholder, in each case as set forth under the caption “Selling stockholders” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Selling Stockholder Information”).

(f)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(g)    No Conflicts with Sanctions Laws. Neither the Selling Stockholder nor any of its directors or officers nor, to the knowledge of the Selling Stockholder, any agent or employee of the Selling Stockholder acting on behalf of the Selling Stockholder is currently the subject or the target of any sanctions, nor is such Selling Stockholder nor, any of its subsidiaries located, organized or resident in a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(h)    Organization and Good Standing. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(i)    Delivery of Shares. If such Selling Stockholder holds certificates in negotiable form representing the Shares to be sold by such Selling Stockholder, such Selling Stockholder shall deposit such certificates, promptly upon the later of the execution this Agreement or such Shares becoming certificated, with American Stock Transfer & Trust Company, LLC, the transfer agent and registrar for the Company’s Common Stock (the “Transfer Agent”). Such Selling Stockholder specifically agrees that the Shares represented by the certificates so deposited will, from the time they are so deposited, be subject to the interests of the Underwriter hereunder, and that the arrangements made by such Selling Stockholder for such deposit will not be revoked prior to the earlier of the sales of such Shares hereunder. Such Selling Stockholder specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement.

If such Selling Stockholder holds the Shares to be sold by such Selling Stockholder in book-entry form, then upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to accounts of the Underwriter (assuming that neither DTC nor the Underwriter has “notice of an adverse claim,” within the meaning of Section 8-105 of the UCC, with respect to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Shares) free and clear of any “adverse claim” within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; provided that, for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(j)    Specified Selling Stockholders. All of the Shares to be sold by such Specified Selling Stockholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Specified Selling Stockholder to the Transfer Agent, as custodian (the “Custodian”), and such Specified Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing the person or persons specified therein as Attorneys-in-Fact with authority to execute and deliver this Agreement on behalf of such Specified Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Specified Selling Stockholder as

provided herein, to authorize the delivery of the Shares to be sold by such Specified Selling Stockholder hereunder and otherwise to act on behalf of such Specified Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

Such Specified Selling Stockholder agrees that the Shares held in custody for such Specified Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriter hereunder, and that the arrangements made by such Specified Selling Stockholder for such custody, and the appointment by such Specified Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Such Specified Selling Stockholder agrees that the obligations of such Specified Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Specified Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Specified Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Specified Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5.    Further Agreements of the Planet Fitness Parties. Each of the Planet Fitness Parties, jointly and severally, covenants and agrees with the Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act and, in any event, prior to the Closing Date.

(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon request of the Underwriter and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or any dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects in a timely manner.

(d)    Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Company will, in cooperation with the Underwriter, qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. For a period of 30 days after the date of the Prospectus, neither Planet Fitness Party will (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or Class B Stock of the Company (together with the Stock, the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter other than (a) the Shares to be sold hereunder; (b) the issuance of Shares to be sold hereunder to the TSG Continuing LLC Owners and the Specified Selling Stockholders; (c) any shares of Stock of the Company issued upon the exercise, vesting or settlement of options, restricted stock units or other awards granted under or covered by equity incentive plans disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (d) the grant by the Company of awards under equity incentive plans disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (e) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (f) the issuance of Class A common stock upon exchange of limited liability company units of Pla-Fit Holdings (together with a corresponding number of shares of Class B Stock) to any holders of such units (i) that are not subject to a “lock-up” agreement with the Underwriter substantially in the form of Exhibit A hereto or (ii) to be transferred in compliance with the exception to the “lock-up” agreement with the Underwriter relating to trading plans pursuant to Rule 10b5-1; and (g) the issuance of shares of Stock or other securities (including securities convertible into shares of Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; provided that in the case of clause (g), the aggregate number of shares of Stock issued in all such acquisitions and transactions does not exceed 5% of the issued and outstanding Stock of the company on the Closing Date and any recipients of such shares of Stock shall deliver a “lock-up” agreement to the Underwriter substantially in the form of Exhibit A hereto.

(i)    No Stabilization. Neither Planet Fitness Party will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j)    Reports. For a period of three years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”).

(k)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)    Emerging Growth Company. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 30-day restricted period referred to in Section 5(h) hereof.

6.    Further Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, covenants and agrees with the Underwriter that:

(a)    Clear Market. It has delivered a lock-up agreement substantially in the form of Exhibit A hereto.

(b)    No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(c)    Tax Form. It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7.    Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriter may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)    It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 7(a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

8.    Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by each of the Planet Fitness Parties and the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)    Representations and Warranties. The respective representations and warranties of each Planet Fitness Party and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each Planet Fitness Party and its officers and of each of the Selling Stockholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)    Officers’ Certificates. The Underwriter shall have received on and as of the Closing Date (x) a certificate, which shall be delivered on behalf of the Company and not the signatories in their individual capacities, of the chief financial officer or chief accounting officer of each Planet Fitness Party and one additional senior executive officer of each Planet Fitness Party who is satisfactory to the Underwriter (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the applicable Planet Fitness Party set forth in Sections 3(b), 3(c) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of such Planet Fitness Party in this Agreement are true and correct and that such Planet Fitness Party has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Underwriter, (A) confirming that the representations of such Selling Stockholder set forth in Sections 4(e) and 4(f) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Stockholder in this agreement are true and correct and that such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e)    Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Underwriter, at the request of the Planet Fitness Parties, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(f)    Opinion and 10b-5 Statement of Counsel for the Planet Fitness Parties. Ropes & Gray LLP, counsel for the Planet Fitness Parties, shall have furnished to the Underwriter, at the request of the Planet Fitness Parties, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g)    Opinion of Counsel for the Selling Stockholders. Ropes & Gray LLP, counsel for the Selling Stockholders, shall have furnished to the Underwriter, at the request of the Selling Stockholders, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(h)    Opinion and 10b-5 Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)    No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance of Shares by the Company to the TSG Continuing LLC Owners and the Specified Selling Stockholders in connection herewith or the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance of Shares by the Company to the TSG Continuing LLC Owners and the Specified Selling Stockholders in connection herewith or the sale of the Shares by the Selling Stockholders.

(j)    Good Standing. The Underwriter shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of each Planet Fitness Party and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)    Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on The New York Stock Exchange.

(l)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of each Planet Fitness Party set forth on Schedule 2 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)    Additional Documents. On or prior to the Closing Date, the Planet Fitness Parties and the Selling Stockholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter on the Closing Date.

9.    Indemnification and Contribution.

(a)    Indemnification of the Underwriter by the Planet Fitness Parties. Each Planet Fitness Party agrees, jointly and severally, to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonably incurred and documented legal fees and other reasonably incurred and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has been subsequently amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of the Underwriter by the Selling Stockholders. Each of the Selling Stockholders severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission to state a material fact or alleged untrue statement or omission made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information; and provided further that the aggregate amount of such Selling Stockholder’s liability pursuant to this Section 9(b) and Section 9(e) shall be limited to an amount equal to the aggregate net proceeds (after underwriting commissions and discounts but before expenses) to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder.

(c)    Indemnification of the Planet Fitness Parties and the Selling Stockholders. The Underwriter agrees to indemnify and hold harmless each Planet Fitness Party, the directors and officers of the Company who signed the Registration Statement, each of the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission to state a material fact or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has been subsequently amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the information contained in the ninth and tenth paragraphs and the second and third sentences of the eleventh paragraph under the caption “Underwriting.”

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonably incurred and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm for the Planet Fitness Parties, directors and officers of the Company who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders or any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless, in each case, the amount of such fees and expenses is being actively disputed in good faith. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than as a result of the limitations imposed on indemnification described in such preceding paragraphs of this Section 9), then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Planet Fitness Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Planet Fitness Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Planet Fitness Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Planet Fitness Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either Planet Fitness Party and the Selling Stockholders, or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability. The Planet Fitness Parties, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonably incurred and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)    Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.    Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of The New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any national securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.    [Reserved].

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Planet Fitness Parties, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization and issuance of Shares by the Company to the TSG Continuing LLC Owners and the Specified Selling

Stockholders in connection herewith and the sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Planet Fitness Parties’ counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriter may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (v) the cost of preparing stock certificates (if any); (vi) the costs and charges of any transfer agent and any registrar; (vii) all reasonable expenses (including the legal fees of counsel for the Underwriter) and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Planet Fitness Parties in connection with any “road show” presentation to potential investors; provided that any expenses associated with any chartered plane used in connection with any “road show” presentation to potential investors will be paid 50% by the Planet Fitness Parties and 50% by the Underwriter; and (ix) all expenses and application fees related to the listing of the Shares on The New York Stock Exchange; provided that the fees and disbursements of counsel for the Underwriter pursuant to clauses (iv) and (vii) hereof shall not exceed $25,000 in the aggregate.

(b)    If (i) this Agreement is terminated pursuant to Section 11 (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) or Section 11), (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, each Planet Fitness Party, jointly and severally, agree to reimburse the Underwriter for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

(c)    The provisions of this Section 13 shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, affiliates and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Planet Fitness Parties, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of the Planet Fitness Parties, the Selling Stockholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Planet Fitness Parties, the Selling Stockholders or the Underwriter.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, (fax: (212) 622-8358), Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Planet Fitness, Inc., 26 Fox Run Road, Newington, NH 03801 (fax: (603) 957-4626), Attention: Richard L. Moore. Notices to the Direct TSG Investors and the TSG Continuing LLC Owners shall be given to such Selling Stockholders at TSG Consumer Partners, LLC, 600 Montgomery Street, Suite 2900, San Francisco, CA 94111 (fax: (415) 217-2350), Attention: Pierre LeComte. Notices to any Specified Selling Stockholder shall be given to such person c/o Planet Fitness, Inc., 26 Fox Run Road, Newington, NH 03801 (fax: (603) 957-4626), Attention: Richard L. Moore.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PLANET FITNESS, INC.

By:	/s/ Richard Moore
	Name:	Richard Moore
	Title:	Chief Administrative Officer and General Counsel

PLA-FIT HOLDINGS, LLC

By:	/s/ Richard Moore
	Name:	Richard Moore
	Title:	Chief Administrative Officer and General Counsel

TSG6 PF CO-INVESTORS A L.P.

By: TSG6 Management L.L.C., its general partner

By:	/s/ Pierre LeComte
	Name:	Pierre LeComte
	Title:	Managing Member

TSG6 AIV II-A L.P.

By:	TSG6 Management L.L.C., its general partner

By:	/s/ Pierre LeComte
	Name:	Pierre LeComte
	Title:	Managing Member

TSG PF INVESTMENT L.L.C.

By:	TSG6 AIV II L.P., its managing member

	By:	TSG6 Management L.L.C., its general partner

By:	/s/ Pierre LeComte
	Name:	Pierre LeComte
	Title:	Managing Member

TSG PF INVESTMENT II L.L.C.

By:	TSG6 AIV II L.P., its managing member

	By:	TSG6 Management L.L.C., its general partner

By:	/s/ Pierre LeComte
	Name:	Pierre LeComte
	Title:	Managing Member

SPECIFIED SELLING STOCKHOLDERS named on Schedule 1 of the Underwriting Agreement

By:	Justin Vartanian, as Attorney-in-Fact

By:	/s/ Justin Vartanian
	Name:	Justin Vartanian
	Title:	Attorney-in-Fact

Accepted: As of the date first written above

By:	/s/ Brittany Collier
Vice President J.P. Morgan Securities LLC

Schedule 1

Selling Stockholders:	Attorney-in-Fact (if applicable):	Number of Shares:
Direct TSG Investors
TSG6 PF Co-Investors A L.P.	N/A	2,520,714
TSG6 AIV II-A L.P.	N/A	2,270,044

TSG Continuing LLC Owners
TSG PF Investment L.L.C.	N/A	8,606,892
TSG PF Investment II L.L.C.	N/A	1,377,350

Specified Selling Stockholders:

Dorvin Lively	Justin Vartanian, Richard Moore	200,000
Stephen Spinelli	Justin Vartanian, Richard Moore	25,000

Schedule 1-1

Schedule 2

Shareholders, Officers and Directors Delivering Lock-up Agreements

TSG Entities

1. TSG6 PF Co-Investors A L.P.

2. TSG6 AIV II-A L.P.

3. TSG PF Investment LLC

4. TSG PF Investment II LLC

Specified Selling Stockholders

1. Dorvin Lively

2. Stephen Spinelli

Officers and Directors

1. Christopher Rondeau

2. Dorvin Lively

3. Richard Moore

4. Stephen Spinelli, Jr.

5. Charles Esserman

6. Pierre LeComte

7. Michael Layman

8. Edward Wong

9. David Berg

10. Frances Rathke

11. The Christopher J. Rondeau Irrevocable GST Trust of 2012

12. The Christopher J. Rondeau Revocable Trust of 2006

Schedule 2-1

Annex A

a.	Pricing Disclosure Package – Free Writing Prospectus

None.

b.	Pricing Information Provided Orally by Underwriter

Public offering price per Share: Price paid by each investor

Number of Shares purchased from the Selling Stockholders: 15,000,000

Annex A-1

Annex B

Planet Fitness, Inc.

Pricing Term Sheet

Public offering price per Share: Price paid by each investor

Number of Shares purchased from the Selling Stockholders: 15,000,000

Annex B-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

March     , 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:    Planet Fitness, Inc. – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Underwriter, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Planet Fitness, Inc., a Delaware corporation (the “Company”), and Pla-Fit Holdings, LLC, a Delaware limited liability company, and the Selling Stockholders listed on Schedule 1 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by J.P. Morgan Securities LLC (the “Underwriter”), of Class A common stock, par value $0.0001 per share (the “Stock”), of the Company (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, from the period commencing on the date of this letter agreement and continuing for 30 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Stock or Class B common stock, par value $0.0001 per share, of the Company (together with the Stock, the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any similar right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common

Exhibit A-1

Stock (except for purposes of clause (3) for such demands or exercises as will not require any public filing or other public disclosure to be made in connection therewith or will permit any required public filing or other public disclosure to be made after the expiration of the Restricted Period).

The restrictions and obligations contemplated by this letter agreement shall not apply to (a) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (i) if the undersigned is an individual, (A) to an immediate family member or a trust formed for the benefit of an immediate family member or (B) by bona fide gift, will or intestacy, (ii) if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the undersigned, including investment funds or other entities under common control or management with the undersigned, or (B) any distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options to purchase shares of Stock or the receipt of shares of Stock upon the vesting of restricted stock awards, in each case as described in the Pricing Disclosure Package and the Prospectus, and any related transfer of shares of Stock to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such shares of Stock under such restricted stock awards (or the disposition to the Company of any shares of restricted stock granted pursuant to the terms of any employee benefit plan); provided that any shares of Stock received upon the exercise of such options or the vesting of such restricted stock awards shall be subject to the restrictions and obligations contemplated by this letter agreement; (c) transfers by the undersigned of securities acquired in the open market following the Closing Date of the Public Offering; (d) the establishment of a trading plan pursuant to Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act for the transfer of shares of Stock; provided that such 10b5-1 Plan does not provide for the transfer of shares of Stock during the Restricted Period and no filing or other public announcement shall be required or shall be voluntarily made during the Restricted Period by the undersigned or the Company as a result of the establishment of any such 10b5-1 Plan1; and (e) the sale of the Shares to be sold by the undersigned pursuant to the Underwriting Agreement; provided, further, that in the case of any transfer or distribution

[1]	Note: For the lock-up agreements of Christopher Rondeau, Dorvin Lively and Richard Moore, clause (d) should be deleted in its entirety and replaced with: “either the establishment of a trading plan pursuant to Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act for the transfer of shares of Stock or any transfer of shares of Stock pursuant to a 10b5-1 Plan established prior to the date hereof in accordance with the terms of such 10b5-1 Plan as of the date hereof; provided that any filing or other public announcement required to be made during the Restricted Period by the undersigned shall include disclosure that such transfer was made solely in accordance with a 10b5-1 Plan established prior to the date hereof; and”

Exhibit A-2

pursuant to clause (a), such transfer or distribution is not for value and each donee, heir, beneficiary or other transferee or distributee shall either sign and deliver to the Underwriter a lock-up letter in the form of this paragraph or, if a Selling Stockholder, sell such shares of Stock in the Public Offering; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (c) that no filing by the undersigned or, with respect to clause (a), any recipient of the shares transferred, in each case, under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, in each case during the Restricted Period referred to above. For purposes of this paragraph, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin.

Notwithstanding the foregoing, this letter agreement shall not restrict the undersigned from entering into any option or contract to sell, any agreement containing an option to purchase, any contract to purchase, any voting agreement or granting of a proxy, or the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement; provided further that any Stock not transferred in connection with the tender offer, merger, consolidation or other such transaction shall remain subject to the restrictions contained in this letter agreement and provided further that any Stock transferred in connection with the tender offer, merger, consolidation or other such transaction shall remain subject to the restrictions contained in this letter agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

If (i) the Company or the Selling Stockholders, on the one hand, or the Underwriter, on the other hand, notifies the other party, in writing, that they do not intend to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is not executed by all parties by April 30, 2017, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated after execution and delivery thereof but prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be automatically released from all restrictions and obligations under this letter agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this letter agreement.

Exhibit A-3

[Remainder of Page Intentionally Blank]

Exhibit A-4

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: